UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2011, The Princeton Review, Inc. (the “Company”) entered into a Master Publishing Agreement (the “Agreement”) with Random House, Inc. (“Random House”) to, among other things, provide Random House with the exclusive rights to print, publish, distribute and sell all print and electronic books branded and trademarked by the Company. The term of the Agreement continues through December 31, 2018, subject to earlier termination in accordance with its terms.

The Agreement obligates Random House to pay the Company minimum quarterly royalty payments through December 31, 2018 of $33 million in the aggregate, subject to the Company’s performance of its obligations under the Agreement. In addition to these royalty payments, the Agreement obligates Random House to make certain payments to the Company as compensation for the Company’s production and development efforts. The Agreement provides Random House with the ability to sublicense its rights under the Agreement, subject to its obligation to share sublicense fees with the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2011.

Item 7.01	Regulation FD Disclosure

On July 19, 2011, the Company issued a press release announcing the entry into the Agreement. Such press release is furnished as Exhibit 99.1 to this Current Report. This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: July 20, 2011

/s/ Christian G. Kasper
	Name:	Christian G. Kasper
	Title:	EVP & CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 19, 2011